LEEWARD CAPITAL CORP.

#4, 1922 - 9th Avenue SE Calgary, Alberta T2G OV2 Canada

 Tel: (403) 265-4077 Fax: (403) 265-6410

March 31, 2003

Mr. Harvey D. Dick

President

In. Sync Industries Inc. #1102, 475 Howe Street Vancouver, BC V6C 2B3

Dear Mr.Dick:

RE: Memorandum of Understanding ("MOU")

WHEREAS: In. Sync Industries Inc. ("In.Sync") desires to participate in the acquisition, exploration, and development of the Set Ga Done gold prospect located in Shan State, Union of Myanmar;

AND WHEREAS: Leeward Capital Corp. ("Leeward") has an established company in Myanmar (Leeward Tiger Limited) and the operational and technical experience to acquire an exploration block in that country. Said block will consist of 700 square kilometres, the location of which is defined in the appendix which accompanies this MoU.

THEREFORE: It is mutually agreed that In.Sync. will provide the initial US $200,000 for the acquisition, exploration, and development of the Set Ga Done gold prospect. It is further understood that In.Sync will be responsible for a bank quarantee of $50,000 If the block is surrendered in good standing, the US$50,000 bank guarantee put up by In.Sync will be refunded directly to In.Sync. Once these initial expenditures are made, then all further expenditures will be shared equally by InSync and Leeward.

Of the 80% interest that can be earned in the block, it is understood that Leeward and In.Syc will share this equally, subject to the potential back-in privileges reserved by the government of Myanmar.

Operatorship for this project will be shared equally, with the understanding that the exploration phase will be the responsibility of Leeward and the development of the property will be the responsibility of In.Sync.

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http://www.leewardcapital.com

If you find this proposal acceptable, please sign this MoU and return a copy along with US$5,000 in order to get underway with the application process. Within a year of granting of this exploration block, a formal operating Joint Venture agreement will be put in place to govern the future operations on the block.

APPENDIX
The Set Ga Done block will be defined within the following geographic area.

96°35' to 96°50' East longitude
and
23°35' to 23°50' North latitude

The proposed property is located in Shan State in northern Myanmar and consists of 700 km2.

CHINA
Gulu
Thimphu
BHUTAN
NEPAL
Dārjiling
Murkong Selek
Wālong
Tinsukia
Putao
Itānagar
Ledo
Jorhāt
Shingbwiyang
INDIA
Brahmaputra
KACHIN STATE
Saidpur
Gauhāti
Shillong
Lumding
Chindwin
Myitkyinā
Sylhet
Barāk
Imphāl
Baoshan
Ganges
BANGLADESH
Bhamo
24
Tamu
Dhaka
Aijal
SAGAING DIVISION
Namhkam
Irrawaddy
Calcutta
Bāgerhāt
Falam
Lashio
Hsipaw
Haka
Shwebo
Chittagong
Sagaing
Maymyo
Mandalay
SHAN STATE
Mouths of the Ganges
CHIN STATE
Cox's Bāzār
Myingyan
MANDALAY DIVISION
Chauk
Taunggyi
Namsang
Meiktila
Magwe
Akyab (Sittwe)
RAKHINE STATE
Salween
MAGWE DIVISION
Pyinmana
Loi-kaw
KAYAH STATE
Kyaukpyu
Allanmyo
Mae Hong Son
Ramree Island
Toungoo
Cheduba Island
Prome (Pye)
Sittang
Sandoway
PEGU DIVISION
Lampang
18
Henzada
Pegu
Bay of Bengal
RANGOON DIVISION
Thaton
Pa-an
KARAN STATE
Tak
Bassein
Rangoon
IRRAWADDY DIVISION
Pyapon
Moulmein
Mouths of the Irrawaddy
MON STATE
Ye
Preparis Island (BURMA)
COCO ISLANDS (BURMA)
Tavoy
LAUNGLON BOK

Burma